            INDEPENDENT AUDITORS' CONSENT

The Board of Trustees
Oppenheimer U.S. Government Trust:

We consent to the use in this Registration Statement of Oppenheimer U.S.
Government Trust of our report dated September 22, 2003, included in the
Statement of Additional Information, which is part of such Registration
Statement, and to the references to our firm under the headings "Financial
Highlights" appearing in the Prospectus, which is also part of the
Registration Statement and "Independent auditors" appearing in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado
October 21, 2003